Exhibit 32.2

SECTION 906 CERTIFICATION

of Principal Financial and Accounting Officer

In connection with the Annual Report of eDiets.com, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kevin A. Richardson, II, Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2012

By:	/s/ Kevin A. Richardson, II
Name:	Kevin A. Richardson, II
Title:	Principal Financial and Accounting Officer